===============================================================================

                         CNL RETIREMENT PROPERTIES, INC.

                     Supplement No. Four, dated June 8, 2001
                       to Prospectus, dated April 17, 2001

===============================================================================


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 17, 2001. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to the Property acquired by the Company is presented as of May 29, 2001, and all references to the Property acquisition should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after May 29, 2001, will be reported in a subsequent Supplement.


                                  THE OFFERINGS

GENERAL

         Upon the termination of its Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares. As of May 29, 2001, the Company had received aggregate subscriptions for 1,445,764 Shares totalling $14,457,636 in gross proceeds, including 18,518 Shares ($185,182) issued pursuant to the Reinvestment Plan from its Initial Offering and this offering. As of May 29, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses, totalled approximately $13,000,000. The Company used approximately $5,800,000 of net offering proceeds and $8,100,000 in advances relating to its line of credit to invest approximately $13,900,000 in one assisted living Property. As of May 29, 2001, the Company had repaid advances totalling $6,680,000 relating to its line of credit and had paid approximately $876,000 in Acquisition Fees and Acquisition Expenses.


                            ESTIMATED USE OF PROCEEDS

         The following information updates and replaces the "Estimated Use of Proceeds" section beginning on page 25 of the Prospectus. All references to the estimated use of proceeds in other portions of the Prospectus, including the summary and the cover page, are revised to reflect the percentages (as set forth in the next paragraph) applicable to gross offering proceeds raised after July 1, 2001.

         The table set forth below summarizes  certain  information  relating to the anticipated use of offering proceeds by the Company, assuming that 15,000,000 Shares are sold. The Company estimates that approximately 83% of gross offering proceeds raised after July 1, 2001 computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), and approximately 10% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                   Maximum Offering (1)
                                                                                ---------------------------

                                                                                   Amount         Percent
                                                                                -------------     ---------

GROSS PROCEEDS TO THE COMPANY (2)...............................                 $150,000,000        100.0%

Less:
    Selling Commissions to CNL
       Securities Corp. (2).....................................                   11,250,000          7.5%
    Marketing Support and Due Diligence
       Expense Reimbursement Fee to CNL
       Securities Corp. (2).....................................                      750,000          0.5%
    Offering Expenses (3).......................................                    5,700,000          3.8%
                                                                                -------------     ---------

NET PROCEEDS TO THE COMPANY.....................................                  132,300,000         88.2%
Less:
    Acquisition Fees to the Advisor (4).........................                    6,750,000          4.5%
    Acquisition Expenses (5)....................................                      750,000          0.5%
    Initial Working Capital Reserve.............................                          (6)
                                                                                -------------     ---------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7).............................................                 $124,800,000         83.2%
                                                                                =============     =========

------------------------

FOOTNOTES:

(1)    Excludes  500,000  Shares that may be sold  pursuant to the  Reinvestment
       Plan.
(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See the section of the Prospectus entitled "The Offering -- Plan of Distribution" for a more complete description of this fee.
(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Company estimates that Offering Expenses will equal approximately 3.8% of Gross Proceeds for the offering as a whole. The Offering Expenses paid by the Company together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.
(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.
(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.
(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").
(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See the section of the Prospectus entitled "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The  following   information   updates  and  replaces  the  "Management
Compensation" section beginning on page 26 of the Prospectus.

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. See the section of the Prospectus entitled "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Relationships and Related Transactions." For information concerning compensation to the Directors, see the section of the Prospectus entitled "Management."

         A maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 500,000 Shares ($5,000,000) may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 500,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See the section of the Prospectus entitled "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient
---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                          Offering Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Selling Commissions to          Selling Commissions of 7.5% per Share on all Shares sold, subject    $11,250,000 if 15,000,000
Managing Dealer and             to reduction under certain circumstances as described in the         Shares are sold.
Soliciting Dealers              section of the Prospectus entitled "The Offering-- Plan of
                                Distribution."  Soliciting Dealers may be reallowed Selling
                                Commissions of up to 7% with respect to Shares they sell.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Marketing support and due       Expense allowance of 0.5% of Gross Proceeds to the Managing          $750,000 if 15,000,000
diligence expense               Dealer, all or a portion of which may be reallowed to Soliciting     Shares are sold.
reimbursement fee to            Dealers with prior written approval from, and in the sole
Managing Dealer and             discretion of, the Managing Dealer.  The Managing Dealer will pay
Soliciting Dealers              all sums attributable to bona fide due diligence expenses from this fee, in the Managing Dealer's sole discretion.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Actual expenses incurred, except that the Advisor will pay all       Actual amount is not
Advisor and its                 such expenses in excess of 3% of Gross Proceeds with respect to      determinable at this time,
Affiliates for Offering         Shares sold prior to July 1, 2001.  The Company expects that         but is estimated to be
Expenses                        Offering Expenses with respect to Shares sold after July 1, 2001,    $5,700,000 if 15,000,000
                                will equal approximately 3.8% of Gross Proceeds with respect to      Shares are sold.
                                such Shares.  The Offering  Expenses paid by the Company, together with the 7.5% Selling Commissions and 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer
                                Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Acquisition Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Acquisition Fee to the          4.5% of Gross Proceeds, loan proceeds from permanent financing       $6,750,000 if 15,000,000
Advisor                         ("Permanent Financing") and amounts outstanding on the line of       Shares are sold plus
                                credit,  if  any,  at the  time of  listing  the                     $2,025,000 if Permanent
                                Company's  Common Stock on a national securities                     Financing equals $45,000,000.
                                exchange or over-the-counter market ("Listing"), but
                                excluding loan proceeds used to finance secured
                                equipment leases (collectively,  "Total Proceeds")
                                payable to the Advisor as Acquisition Fees.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Other  Acquisition  Fees  to    Any  fees  paid to  Affiliates  of the  Advisor  in                   Amount  is not  determinable
Affiliates  of the  Advisor     connection  with  the financing, development, construction            at this time.
                                or renovation of a  Property.  Such fees  are in  addition
                                to 4.5% of Total   Proceeds   payable to  the  Advisor  as
                                Acquisition  Fees, and payment of such fees will be
                                subject  to   approval   by  the Board  of Directors,
                                including a majority of the directors who  are   independent
                                of  the  Advisor   (the "Independent    Directors"),    not
                                otherwise interested in the transaction.

---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement of                Reimbursement to the Advisor and its Affiliates for expenses         Acquisition Expenses, which
Acquisition Expenses to         actually incurred.                                                   are based on a number of
the Advisor and its                                                                                  factors, including the
Affiliates                      The total of all Acquisition Fees and any Acquisition Expenses       purchase price of the
                                payable to the Advisor and its Affiliates shall be reasonable and    Properties, are not
                                shall not exceed an amount equal to 6% of the Real Estate Asset      determinable at this time.
                                Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                                commercially competitive, fair and reasonable to the Company.
                                Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                                customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                                Acquisition Expenses.

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Operational Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Asset Management Fee to         A monthly Asset Management Fee in an amount equal to one-twelfth     Amount is not determinable
the Advisor                     of 0.60% of the Company's Real Estate Asset Value and the            at this time.  The amount
                                outstanding principal amount of any Mortgage Loans, as of the end    of the Asset Management Fee
                                of the preceding month.  Specifically, Real Estate Asset Value       will depend upon, among
                                equals the amount invested in the Properties wholly owned by the     other things, the cost of
                                Company, determined on the basis of cost, plus, in the case of       the Properties and the
                                Properties owned by any joint venture or partnership in which the    amount invested in Mortgage
                                Company is a co-venturer or partner ("Joint Venture"), the           Loans.
                                portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses.  The
                                Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset
                                Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

---------------------------- -- -------------------------------------------------------------------  -----------------------------





---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Operating Expenses (which, in general, are those expenses            Amount is not determinable
Advisor and Affiliates for      relating to administration of the Company on an ongoing basis)       at this time.
operating expenses              will be reimbursed by the Company.  To the extent that Operating
                                Expenses payable or reimbursable by the Company,
                                in any four  consecutive  fiscal  quarters  (the
                                "Expense  Year"),  exceed  the  greater of 2% of
                                Average  Invested  Assets  or 25% of Net  Income
                                (the  "2%/25%  Guidelines"),  the Advisor  shall
                                reimburse  the Company  within 60 days after the
                                end of the Expense  Year the amount by which the
                                total Operating Expenses paid or incurred by the
                                Company exceed the 2%/25%  Guidelines.  "Average
                                Invested Assets" means, for a specified  period,
                                the average of the  aggregate  book value of the
                                assets  of the  Company  invested,  directly  or
                                indirectly,  in  equity  interests  in and loans
                                secured  by  real  estate  before  reserves  for
                                depreciation  or  bad  debts  or  other  similar
                                non-cash   reserves,   computed  by  taking  the
                                average of such  values at the end of each month
                                during such period.  "Net Income"  means for any
                                period,  the total  revenues  applicable to such
                                period,  less the total  expenses  applicable to
                                such period excluding  additions to reserves for
                                depreciation,   bad  debts,   or  other  similar
                                non-cash reserves; provided, however, Net Income
                                for  purposes  of  calculating  total  allowable
                                Operating  Expenses  shall exclude the gain from
                                the sale of the Company's assets.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Soliciting Dealer               An annual fee of 0.20% of the aggregate investment of                Amount is not determinable
Servicing Fee to Managing       stockholders who purchase Shares in this offering, generally         at this time. Until such
Dealer                          payable to the Managing Dealer, on December 31 of each year,         time as assets are sold,
                                commencing on December 31 of the year following the year in which    the estimated amounts
                                the offering terminates.  The Managing Dealer, in its sole           payable to the Managing
                                discretion, in turn may reallow all or a portion of such fee to      Dealer for each of the
                                Soliciting Dealers whose clients hold Shares from this offering      years following the year of
                                on such date.  In general, the aggregate investment of               termination of the offering
                                stockholders who purchase Shares in this offering is the amount      are expected to be $300,000
                                of cash paid by such stockholders to the Company for their           if 15,000,000 Shares are
                                Shares, reduced by certain prior Distributions to such               sold.  The estimated
                                stockholders from the Sale of assets.  The Soliciting Dealer         maximum total amount
                                Servicing Fee will terminate as of the beginning of any year in      payable to the Managing
                                which the Company is liquidated or in which Listing occurs,          Dealer through December 31,
                                provided, however, that any previously accrued but unpaid portion    2008 is $1,800,000 if
                                of the Soliciting Dealer Servicing Fee may be paid in such year      15,000,000 Shares are sold.
                                or any subsequent year.

---------------------------- -- -------------------------------------------------------------------  -----------------------------





---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,             Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an amount           at this time. The amount of
fee payable to the Advisor      equal to the lesser of (i) one-half of a Competitive                 this fee, if it  becomes
from a Sale or Sales of a       Real Estate  Commission, or (ii) 3% of the sales price               payable, will depend upon the
Property not in liquidation     of such Property or Properties.  Payment  of such fee shall          price at which Properties are
of the Company                  be made only if the  Advisor provides a substantial  amount          sold.
                                of services in connection with the Sale of a Property or
                                Properties and shall be subordinated to receipt by the
                                stockholders of Distributions equal to the sum  of (i) their aggregate Stockholders'  8% Return (as defined  below) and
                                (ii) their  aggregate  investment in the Company
                                ("Invested  Capital").   In  general,   Invested
                                Capital  is  the  amount  of  cash  paid  by the
                                stockholders  to the Company  for their  Shares,
                                reduced by certain  prior  Distributions  to the
                                stockholders from the Sale of assets. If, at the
                                time of a Sale,  payment of the  disposition fee
                                is deferred because the subordination conditions
                                have not been  satisfied,  then the  disposition
                                fee  shall  be paid at  such  later  time as the
                                subordination  conditions  are  satisfied.  Upon
                                Listing, if the Advisor has accrued but not been
                                paid such real estate  disposition fee, then for
                                purposes    of    determining     whether    the
                                subordination  conditions  have been  satisfied,
                                stockholders  will be deemed to have  received a
                                Distribution  in the amount equal to the product
                                of the total  number  of Shares of Common  Stock
                                outstanding and the average closing price of the
                                Shares over a period,  beginning  180 days after
                                Listing,  of 30 days during which the Shares are
                                traded.  "Stockholders'  8%  Return," as of each
                                date,  means an aggregate  amount equal to an 8%
                                cumulative,   noncompounded,  annual  return  on
                                Invested Capital.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Subordinated  incentive fee     At such time, if any, as Listing occurs, the Advisor                 Amount  is not  determinable
payable  to the  Advisor  at    shall  be paid  the subordinated incentive fee                       at this time.
such time, if any, as           ("Subordinated  Incentive Fee") in an amount  equal to 10%
Listing occurs                  of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception  until the date of  Listing
                                exceeds  (ii)  the sum of (A)  100% of  Invested
                                Capital and (B) the total Distributions required
                                to be made to the  stockholders  in order to pay
                                the   Stockholders'  8%  Return  from  inception
                                through the date the market value is determined.
                                For  purposes of  calculating  the  Subordinated
                                Incentive  Fee,  the market value of the Company
                                shall be the average closing price or average of
                                bid and asked price,  as the case may be, over a
                                period of 30 days  during  which the  Shares are
                                traded with such period beginning 180 days after
                                Listing. The Subordinated  Incentive Fee will be
                                reduced  by the  amount of any prior  payment to
                                the Advisor of a deferred, subordinated share of
                                Net Sales  Proceeds  from Sales of assets of the
                                Company.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales             Amount is not determinable
share of Net Sales              Proceeds from Sales of assets of the Company  payable after          at this time.
Proceeds from Sales of          receipt by the stockholders of Distributions equal to the sum
assets of the Company           of (i) the Stockholders' 8% Return and (ii) 100% of Invested
not in liquidation of the       Capital.  Following Listing, no share of Net Sales Proceeds will
Company payable to the          be paid to the Advisor.
Advisor




---------------------------- -- -------------------------------------------------------------------  -----------------------------


---------------------------- -- -------------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                   Estimated
       Compensation                                                                                         Maximum Amount
       and Recipient

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Performance Fee                 Upon termination of the Advisory  Agreement, if Listing has not      Amount is not  determinable
payable to the Advisor          occurred and the Advisor has met applicable performance              at this time.
                                standards,   the  Advisor   shall  be  paid  the
                                Performance  Fee in the  amount  equal to 10% of
                                the amount by which (i) the  appraised  value of
                                the Company's  assets on the date of termination
                                of  the  Advisory  Agreement  (the  "Termination
                                Date"),  less any  indebtedness  secured by such
                                assets,   plus  total   Distributions   paid  to
                                stockholders   from  the   Company's   inception
                                through the Termination  Date,  exceeds (ii) the
                                sum of 100% of Invested  Capital  plus an amount
                                equal  to  the   Stockholders'  8%  Return  from
                                inception  through  the  Termination  Date.  The
                                Performance  Fee,  to the extent  payable at the
                                time of  Listing,  will  not be  payable  in the
                                event the Subordinated Incentive Fee is paid.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Secured Equipment Lease         A fee paid to the Advisor out of the proceeds of the revolving       Amount is not determinable
Servicing Fee to the            line of credit (the "Line of Credit") or Permanent Financing for     at this time.
Advisor                         negotiating furniture, fixtures and equipment ("Equipment") loans
                                or  direct   financing   leases  (the   "Secured
                                Equipment  Leases") and  supervising the Secured
                                Equipment  Lease  program  equal  to 2%  of  the
                                purchase price of the Equipment  subject to each
                                Secured  Equipment  Lease and paid upon entering
                                into such  lease.  No other fees will be payable
                                in connection  with the Secured  Equipment Lease
                                program.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Reimbursement to the            Repayment by the Company of actual expenses incurred.                Amount is not determinable
Advisor and Affiliates for                                                                           at this time.
Secured Equipment Lease
servicing expenses

---------------------------- -- -------------------------------------------------------------------  -----------------------------

                                                        Liquidation Stage

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred,  subordinated  real estate  disposition fee,              Amount is not determinable
real estate  disposition        payable upon Sale of one or more Properties,  in an                   at this time. The amount
fee payable to the Advisor      amount equal to the lesser of (i) one-half of a Competitive           of this fee, if it becomes
from a Sale or Sales in         Real Estate  Commission, or (ii) 3% of the sales price                payable,  will depend upon
liquidation of the              of such Property or  Properties. Payment  of such fee shall           the price at which Properties
Company                         be made only if the  Advisor provides a substantial amount of         are sold.
                                services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the stockholders of
                                Distributions equal to the sum of (i) their
                                aggregate Stockholders' 8% Return and (ii) their aggregate
                                Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.

---------------------------- -- -------------------------------------------------------------------  -----------------------------
Deferred,  subordinated         A deferred, subordinated share equal to 10% of Net Sales              Amount is not  determinable
share of Net Sales Proceeds     Proceeds from Sales of assets of the Company payable after            at this time.
from Sales of assets of         receipt by the stockholders of Distributions equal to the sum of
the Company in liquidation of   (i) the Stockholders' 8% Return and (ii) 100% of Invested
the Company  payable to the     Capital.  Following Listing, no share of Net Sales Proceeds will
Advisor                         be paid to the Advisor.


---------------------------- -- -------------------------------------------------------------------  -----------------------------



                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B of this supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 62 of the Prospectus.

                                                        Quarter Ended                      Year Ended December 31,
                                              ------------------------------     -------------------------------------------
                                                March 31,       March 31,
                                                  2001             2000
                                               (Unaudited)     (Unaudited)           2000          1999 (1)       1998 (1)
                                              --------------   -------------    --------------   ------------   -----------

     Revenues                                     $ 356,362       $  72,962       $ 1,084,730       $ 86,231         $  --
     Net earnings (loss) (3)(4)                      67,348         (25,178 )         224,778        (28,390 )          --
     Cash distributions declared (5)                219,887          43,593           502,078         50,404            --
     Cash provided by operating activities          235,380          10,409         1,096,019         12,851            --
     Cash used in investing activities              (82,710 )            --       (14,428,703 )           --            --
     Cash provided by (used in) financing
   activities                                      (126,781 )     1,058,262         8,766,346      4,731,279      (199,908 )
     Earnings (loss) per Share                         0.05           (0.04 )            0.27          (0.07 )          --
     Funds from operations (6)                      176,059         (25.178 )         425,806        (28,390 )          --
     Cash distributions declared per Share             0.17            0.08              0.58           0.13            --
     Weighted average number of Shares
        outstanding (7)                           1,283,363         601,758           845,833        412,713            --


                                                March 31,       March 31,                       December 31,
                                                  2001             2000          -------------------------------------------
                                               (Unaudited)     (Unaudited)           2000          1999 (1)       1998 (1)
                                              --------------   -------------    --------------   ------------   -----------

     Total assets                               $14,629,911     $ 6,236,495       $14,688,560     $5,088,560      $976,579
     Total stockholders' equity                  10,538,347       4,269,768         9,203,548      3,292,137       200,000

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Selected financial data for 1997 represents the period December 22, 1997 (date of inception) through December 31, 1997.

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. Operating Expenses for the Expense Year ended March 31, 2001 and 2000, did not exceed the Expense Cap. During the year ended December 31, 2000, the Advisor reimbursed the Company $213,886 in Operating Expenses. No such amounts were reimbursed in 1999.

(4) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(5) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarters ended March 31, 2001 and 2000, and the years ended December 31, 2000 and 1999, approximately 69%, 100%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including organizational costs that were expensed for GAAP purposes for the year ended December 31, 1999 and deductions for depreciation expense for the quarter ended March 31, 2001 and the year ended December 31, 2000. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(6) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarter ended March 31, 2001 and the year ended December 31, 2000, net earnings included $7,373 and $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.

(7) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 63 of the Prospectus.

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                  Introduction

The Company

         CNL Retirement Properties, Inc. is a Maryland corporation that was organized on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., organized in Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of Retirement Partners. The Property currently owned is, and Assets acquired in the future are expected to be, held by Retirement Partners and, as a result, owned by CNL Retirement Properties, Inc. through Retirement Partners. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company was formed to acquire Properties located across the United States. The Properties may include congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company may also offer Secured Equipment Leases to Operators. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of Gross Proceeds.

                         Liquidity and Capital Resources

Common Stock Offerings

         During the period December 22, 1997 (date of inception) through December 31, 1998, a capital contribution of $200,000 from the Advisor was the Company's sole source of capital. On September 18, 1998, the Company commenced its Initial Offering of Shares of Common Stock. Upon the termination of the Initial Offering on September 18, 2000, the Company had received aggregate subscriptions for 971,898 Shares totalling $9,718,974 in gross proceeds, including 5,046 Shares ($50,463) issued pursuant to the Reinvestment Plan. Following the termination of the Initial Offering, the Company commenced this offering of up to 15,500,000 Shares of Common Stock ($155,000,000). As of March 31, 2001, the Company had received aggregate subscription proceeds of $13,627,231 (1,362,720 Shares), including $185,182 (18,518 Shares) through its
Reinvestment Plan from its Initial Offering, this offering, the sale of warrants and contributions from the Advisor. As of March 31, 2001, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $12,115,000. In April 2000, the Company used approximately $5,800,000 of net offering proceeds from its Initial Offering and $8,100,000 in advances relating to its line of credit to invest approximately $13,900,000 in one assisted living Property. As of March 31, 2001, the Company had repaid advances of approximately $5,760,000 relating to its line of credit and had paid approximately $845,000 in Acquisition Fees and Acquisition Expenses. See the section of the Prospectus entitled "Business -- Property Acquisitions" for a description of the Property owned as of March 31, 2001.

         During the period April 1, 2001 to May 29, 2001, the Company received additional Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering of approximately $830,000, a majority of which was used to reduce the amount outstanding on the line of credit. The Company expects to use any additional Net Offering Proceeds from the sale of Shares from this offering to further reduce the amounts outstanding under the line of credit, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $25,000,000 revolving line of credit available, as described below. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Company also plans to obtain Permanent Financing in order to increase its investment capacity; although, it has not yet received a commitment for any Permanent Financing, and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans in which the Company may invest will depend upon the amount of Net Offering Proceeds and loan proceeds available to the Company.

Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the quarter ended March 31, 2001, 568 Shares were redeemed at $9.20 per Share ($5,226) and retired from Shares outstanding of Common Stock.

Borrowings/Market Risk

         The interest rate on the first $9,700,000 drawn (the "Initial Draw") on the Company's line of credit will be 8.75% through April 1, 2002. The balance outstanding as of March 31, 2001, ($2,340,000) is part of the Initial Draw and, as such, has a fixed interest rate of 8.75% through April 1, 2002. The Company is subject to interest rate risk through advances greater than the Initial Draw and/or amounts outstanding on the Initial Draw as of April 1, 2002 on its variable rate line of credit. A change in interest rates may affect the estimated fair value of the outstanding balance under the line of credit as reflected on the Company's financial statements. As of March 31, 2001, the Company believed that the estimated fair value of amounts outstanding under the line of credit approximated the outstanding principal amount. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially.

         Line of Credit

         On April 20, 2000, the Company entered into a $25,000,000 revolving line of credit and security agreement with a bank to be used by the Company to acquire Properties. The line of credit provides that the Company may receive advances of up to $25,000,000 until April 19, 2005, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the Company's credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Generally, advances under the line of credit will bear interest at either (i) a rate per annum equal to London Interbank Offered Rate (LIBOR) plus the difference between LIBOR and the bank's base rate at the time of the advance or (ii) a rate equal to the bank's base rate, whichever the Company selects at the time advances are made. The interest rate will be adjusted daily in accordance with fluctuations with the bank's rate or the LIBOR rate, as applicable. Notwithstanding the above, the interest rate on the first $9,700,000 drawn will be 8.75% through April 1, 2002, and thereafter will bear interest at either (i) or (ii) above as of April 1, 2002. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

         During the year ended December 31, 2000, the Company obtained an advance for $8,100,000 and as of May 29, 2001 had repaid $6,680,000 relating to the line of credit, leaving an outstanding balance of $1,420,000. In connection with the line of credit, the Company incurred an origination fee, legal fees and closing costs of $55,917 that are being amortized on the straight-line method (which does not materially differ from the effective interest method) over five years. The proceeds from borrowing on the line of credit were used in connection with the purchase of the Company's Property, described below.

         Property Acquisition

         On April 20, 2000, the Company acquired its first Property, a private-pay assisted living community in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At March 31, 2001, the Company had $203,773 invested in such short-term investments as compared to $177,884 at December 31, 2000. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares and is offset by repayment of borrowings under the line of credit. The funds remaining at March 31, 2001, along with additional funds expected to be received from the sale of Shares and amounts received from the tenant, will be used primarily to repay amounts outstanding on the line of credit, to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         Liquidity Requirements

         During the quarters ended March 31, 2001 and 2000, the Company generated cash from operations (which includes cash received from its tenant and interest, less cash paid for operating expenses) of $235,380 and $10,409, respectively. The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenant defaulting under the terms of its lease agreement, the Company will use borrowings under its line of credit. The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with the lease agreement. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. All funds in the FF&E Reserve, all interest earned on these funds and all property purchased with funds from the FF&E Reserve are and remain the property of the Company. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make expenditures, in which case annual rent is increased. For the quarter ended March 31, 2001, revenue relating to the FF&E Reserve totalled $7,858. Due to the fact that the Property is leased on a long-term, triple-net basis, meaning the tenant is required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, it determines such reserves are required to meet the Company's working capital needs. Management believes that the Property is adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         Distributions

         The Company declared and paid Distributions to its stockholders totalling $219,887 and $43,593 during the quarters ended March 31, 2001 and 2000, respectively. On April 1 and May 1, 2001, the Company declared Distributions of $0.058 per Share to stockholders of record on April 1 and May 1, 2001, respectively, payable in June 2001.

         For the quarter ended March 31, 2001, approximately 60% of the Distributions received by stockholders were considered to be ordinary income and approximately 40% were considered a return of capital for federal income tax purposes. For the quarter ended March 31, 2000, 100% of the Distributions received by stockholders were considered to be ordinary income for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of May 29, 2001, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Due to Related Parties

         During the quarters ended March 31, 2001 and 2000, Affiliates incurred on behalf of the Company $69,640 and $18,641, respectively, for certain organizational and offering expenses, $12,203 and $22,283, respectively, for certain Acquisition Expenses and $34,077 and $40,821, respectively, for certain operating expenses. As of March 31, 2001, the Company owed the Affiliates $1,102,073 for such amounts and unpaid fees and administrative expenses.

         Pursuant to the Advisory Agreement, the Advisor is also required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any Expense Year the Expense Cap. During the Expense Year ended March 31, 2001, the Company's Operating Expenses did not exceed the Expense Cap. The Expense Cap was not applicable for the Expense Year ended March 31, 2000.

         Other

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

                              Results of Operations

Comparison of quarter ended March 31, 2001 to quarter ended March 31, 2000

         As of March 31, 2001, the Company owned one Property consisting of land, building and equipment, which is leased under a long-term, triple-net lease agreement. The lease provides for minimum base rental payments of $103,867 that are generally payable every four weeks. The lease also provides that, after 24 months, the base rent required under the terms of the lease will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The lease also requires the establishment of an FF&E Reserve. The FF&E Reserve is owned by the Company and amounts received by the Company in connection with the FF&E Reserve have been recognized as additional rent. For the quarter ended March 31, 2001, the Company earned $344,940 in rental income from the Property. The Company also earned $7,858 in FF&E Reserve income during the quarter ended March 31, 2001. Because the Company has not yet acquired all of its Properties, revenues for the quarter ended March 31, 2001, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the quarters ended March 31, 2001 and 2000, the Company also earned $3,017 and $72,962, respectively, in interest income from investments in money market accounts. Interest income decreased during the quarter ended March 31, 2001, as compared to the quarter ended March 31, 2000, due to the Company investing in its first Property in April 2000 and using Net Offering Proceeds to repay amounts outstanding on its line of credit. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are used to repay amounts outstanding on the Company's line of credit, invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         During the quarter ended March 31, 2001, the Company owned one Property. The lessee, BG Orland Park, LLC, contributed 100% of the Company's total rental income. In addition, the Property is operated as a Marriott brand chain. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this lessee or the Marriott chain would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the Company's initial and continuing due diligence procedures. It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased during subsequent periods.

         Operating expenses were $289,014 and $98,140 for the quarters ended March 31, 2001 and 2000, respectively. Operating expenses for the quarter ended March 31, 2001, increased as a result of the Company incurring interest expense, Asset Management Fees and depreciation and amortization expense related to the acquisition of its first Property in April 2000, and the line of credit. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         Management considers FFO, as defined by the National Association of Real Estate Investment Trusts, to be an indicative measure of operating performance due to the significant effect of depreciation on real estate assets on net earnings. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease term. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the quarter ended March 31, 2001, net earnings included $7,373 of these amounts. No such amounts were included during the quarter ended March 31, 2000.) This information is presented to help stockholders to better understand the Company's financial performance and to compare the Company to other REITs. However, FFO as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net earnings, cash from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States. The following is a reconciliation of net earnings to FFO:

                                                           Quarter
                                                       Ended March 31,
                                                     2001           2000
                                                  -----------    -----------

     Net earnings                                     $67,348       $(25,178 )
         Adjustments:
            Depreciation of real estate assets        108,711             --
                                                  -----------    -----------

     FFO                                             $176,059       $(25,178 )
                                                  ===========    ===========


                                MANAGEMENT

         The information below updates and replaces the following biography in the "Management -- Directors and Executive Officers" section beginning on page 70 of the Prospectus.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne also serves as a director, Vice Chairman of the Board and President of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director, Vice Chairman of the Board and President of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and President of CNL Hospitality Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 76 of the Prospectus.

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period September 19, 2000 through May 29, 2001, the Company incurred $355,400 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. During the period September 19, 2000 through May 29, 2001, the Company incurred $23,693 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period September 19, 2000 through May 29, 2001, the Company incurred $213,240 of such fees in connection with this offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. During the quarter ended March 31, 2001, the Company incurred $20,773 of such fees. No such fees were incurred during the quarter ended March 31, 2000.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2001, the Company incurred $92,000 for these services, $34,583 of such costs represented stock issuance costs, $217 represented acquisition-related costs and $57,200 represented general operating and administrative expenses.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table beginning on page 86 and the second paragraph on page 87 of the Prospectus.

         The following table presents total Distributions and Distributions per
Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------
   2001:
   Total Distributions declared        $219,887         (2)
   Distributions per Share               0.1749         (2)

   2000:
   Total Distributions                  $43,593        $108,932         $160,911        $188,642          $502,078
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions declared        (1)              (1)              $16,460         $33,944           $50,404
   Distributions per Share             (1)              (1)               0.0500          0.0750            0.1250

(1)      For the period December 22, 1997, (date of inception)  through July 13,
         1999,  the  Company  did  not  make  any  cash  distributions   because
         operations had not commenced.

(2) In April and May 2001, the Company declared Distributions totalling $79,220 and $82,421, respectively, (each representing $0.0583 per Share), payable in June 2001, representing a distribution rate of 7.00% of Invested Capital on an annualized basis.

(3) For the quarter ended March 31, 2001, the year ended December 31, 2000 and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 60%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the quarter ended March 31, 2001 and the year ended December 31, 2000, approximately 40% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2001, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the quarter ended March 31, 2001, may not be indicative of the results that may be expected for the year ending December 31, 2001.

(4) Distributions declared and paid for the years ended December 31, 2000, represent a distribution rate of 5.785% of Invested Capital. Distributions for the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, represent a distribution rate of 3.00% of Invested Capital on an annualized basis. Distributions for the quarter ended March 31, 2001, represent a distribution rate of 7.00% of Invested Capital on an annualized basis.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

                 ----------------------------------------------
                 |        THE UPDATED PRO FORMA FINANCIAL     |
                 |    STATEMENTS AND THE UNAUDITED FINANCIAL  |
                 |         STATEMENTS OF CNL RETIREMENT       |
                 | PROPERTIES, INC. CONTAINED IN THIS | | ADDENDUM SHOULD BE READ IN CONJUNCTION |
                 |        WITH APPENDIX B TO THE ATTACHED     |
                 |       PROSPECTUS, DATED APRIL 17, 2001.    |
                 ----------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                        Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of March 31, 2001                                           B-2

     Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2001                   B-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000                   B-4

     Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2001
        and the year ended December 31, 2000                                                             B-5

Updated Unaudited Condensed Consolidated Financial Statements:

     Condensed Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000                    B-7

     Condensed Consolidated Statements of Operations for the quarters ended March 31, 2001
        and 2000                                                                                         B-8

     Condensed Consolidated Statements of Stockholders' Equity for the quarter ended
        March 31, 2001 and the year ended December 31, 2000                                              B-9

     Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2001
        and 2000                                                                                         B-10

     Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 2001
        and 2000                                                                                         B-11

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and subsidiaries (the "Company") gives effect to (i) the receipt of an initial capital contribution of $200,000 from the Advisor, $13,427,203 in gross offering proceeds from the sale of 1,342,720 shares of common stock for the period from inception through March 31, 2001, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses, to purchase a property, and to redeem 3,884 shares of common stock pursuant to the Company's redemption plan, and (ii) the receipt of $1,030,433 in gross offering proceeds from the sale of 103,043 additional shares for the period April 1, 2001 through May 29, 2001, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001 includes the transactions described in (i) above, from the historical balance sheet, adjusted to give effect to the transactions in (ii) above as if they had occurred on March 31, 2001.

         The Consolidated Statement of Earnings for the quarter ended March 31, 2001, includes the operating results of the property described in (i) above and does not require Pro Forma Adjustments. The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000, includes the operating results of the property described in (i) above as if it had been acquired on January 1, 2000.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 31, 2001

                                                                                      Pro Forma
                           ASSETS                              Historical            Adjustments              Pro Forma
                                                              -------------          -------------          -------------

Land, building and equipment on operating lease, net            $14,309,197             $       --            $14,309,197
Cash and cash equivalents                                           203,773              1,030,433  (a)         1,234,206
Restricted cash                                                      22,545                     --                 22,545
Receivables                                                           5,208                     --                  5,208
Loan costs, net                                                      45,323                     --                 45,323
Accrued rental income                                                28,501                     --                 28,501
Other assets                                                         15,364                 46,369  (a)            61,733
                                                              -------------          -------------          -------------
                                                                $14,629,911             $1,076,802            $15,706,713
                                                              =============          =============          =============

            LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                              $ 2,340,000             $       --            $ 2,340,000
    Accounts payable and accrued expenses                             8,442                     --                  8,442
    Due to related parties                                        1,102,073                128,804  (a)         1,230,877
    Interest payable                                                  7,845                     --                  7,845
    Security deposits                                               553,956                     --                553,956
    Rent paid in advance                                             79,248                     --                 79,248
                                                              -------------          -------------          -------------
          Total liabilities                                       4,091,564                128,804              4,220,368
                                                              -------------          -------------          -------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                          --                     --                     --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                        --                     --                     --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued 1,362,720   and
       and outstanding 1,358,836 shares; issued 1,465,763 and
       and outstanding 1,461,879 shares, as adjusted                 13,588                  1,030  (a)            14,618
    Capital in excess of par value                               11,033,392                946,968  (a)        11,980,360
    Accumulated distributions in excess of net earnings            (508,633)                    --               (508,633)
                                                              -------------          -------------          -------------
          Total stockholders' equity                             10,538,347                947,998             11,486,345
                                                              -------------          -------------          -------------
                                                                $14,629,911             $1,076,802            $15,706,713
                                                              =============          =============          =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2001

                                                                                 Pro Forma
                                                         Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating lease                    $  344,940              $        --              $  344,940
    FF&E reserve income                                        7,858                       --                   7,858
    Interest and other income                                  3,564                       --                   3,564
                                                        ------------          ---------------           -------------
                                                             356,362                       --                 356,362
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                  66,738                       --                  66,738
    General operating and administrative                      89,996                       --                  89,996
    Asset management fees to related party                    20,773                       --                  20,773
    Depreciation and amortization                            111,507                       --                 111,507
                                                        ------------          ---------------           -------------
                                                             289,014                       --                 289,014
                                                        ------------          ---------------           -------------


Net Earnings                                              $   67,348              $        --              $   67,348
                                                        ============          ===============           =============

Earnings Per Share of Common Stock
    (Basic and Diluted)                                   $     0.05                         (8)           $     0.05
                                                        ============                                    =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                     $1,283,363                         (8)           $1,283,363
                                                        ============                                    =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2000

                                                                                 Pro Forma
                                                         Historical             Adjustments             Pro Forma
                                                        ------------          ---------------         -------------

Revenues:
    Rental income from operating lease                    $  962,000               $  417,761 (1)       $ 1,379,761
    FF&E reserve income                                       19,672                    9,809 (2)            29,481
    Interest income                                          103,058                  (90,959 (3)            12,099
                                                        ------------          ---------------         -------------
                                                           1,084,730                  336,611             1,421,341
                                                        ------------          ---------------         -------------
Expenses:
    Interest                                                 367,374                  216,563 (4)           583,937
    General operating and administrative                     340,086                       --               340,086
    Asset management fees to related party                    55,396                   27,697 (5)            83,093
    Reimbursement of operating expenses from
       related party                                        (213,886)                  31,652 (6)          (182,234)
    Depreciation and amortization                            310,982                  134,726 (7)           445,708
                                                        ------------          ---------------         -------------
                                                             859,952                  410,638             1,270,590
                                                        ------------          ---------------         -------------

Net Earnings                                              $  224,778               $  (74,027)            $ 150,751
                                                        ============          ===============         =============

Earnings Per Share of Common Stock
    (Basic and Diluted)                                   $     0.27                          (8)          $   0.17
                                                        ============                                  =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                        845,833                          (8)           876,472
                                                        ============                                  =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2001 AND
                        THE YEAR ENDED December 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:
-------------------------------------------------------

(a) Represents gross proceeds of $1,030,433 from the sale of 103,043 shares during the period April 1, 2001 through May 29, 2001, and the accrual of $128,804 for related acquisition fees of $46,369 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $77,283 (7.5% of gross proceeds) and marketing support and due diligence expense reimbursement fees of $5,152 (0.5% of gross proceeds) which have been netted against stockholders' equity.

Unaudited Pro Forma Consolidated Statements of Earnings:
-------------------------------------------------------

(1) Represents adjustment to rental income from the operating lease for the property acquired by the Company on April 20, 2000 (the "Pro Forma Property") from January 1, 2000, to the date the Pro Forma Property was acquired by the Company.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the period the Company was assumed to have held the property.

(2) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,500 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing January 1, 2000, to the date the Pro Forma Property was acquired by the Company, as described in Note (1). The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 2000.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 from January 1, 2000, to the date the Pro Forma Property was acquired by the Company.

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing January 1, 2000, to the date the Pro Forma Property was acquired by the Company, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(6) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2000, the Company's operating expenses exceeded the Expense Cap by $213,886.
         During the Expense Year ended December 31, 2000, the Company's operating expenses, net of the June 2000 Reimbursement, did not exceed the Expense Cap.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 2001 AND
                        THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 2000, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2000.

(7) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as an operating lease using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 (.5% origination fee on the $8,100,000 from borrowings on the line of credit, associated legal fees and closing costs) amortized under the straight-line method (which approximates the effective interest method) over a period of five years from January 1, 2000 to the date the Pro Forma Property was acquired by the Company.

(8) Historical earnings per share was calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2001 and the year ended December 31, 2000.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 2000, the Company assumed approximately 670,638 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Consequently, the weighted average number of shares outstanding for the year ended December 31, 2000, were adjusted by an additional 130,600 shares as of January 1, 2000. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 2000.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               March 31,                December 31,
                                                                                  2001                      2000
                                                                          ------------------        ------------------

                                ASSETS

Land, building and equipment on operating lease, less accumulated
   depreciation of $411,895 and $303,184, respectively                         $  14,309,197             $  14,417,908
Cash                                                                                 203,773                   177,884
Restricted cash                                                                       22,545                    17,312
Receivables                                                                            5,208                     2,472
Loan costs, less accumulated amortization of $10,594 and
   $7,798, respectively                                                               45,323                    48,119
Accrued rental income                                                                 28,501                    21,128
Other assets                                                                          15,364                     3,737
                                                                          ------------------        ------------------

                                                                               $  14,629,911             $  14,688,560
                                                                          ==================        ==================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                                              $  2,340,000              $  3,795,000
    Due to related parties                                                         1,102,073                 1,117,799
    Accounts payable and accrued expenses                                              8,442                     5,864
    Interest payable                                                                   7,845                    11,045
    Security deposit                                                                 553,956                   553,956
    Rent paid in advance                                                              79,248                     1,348
                                                                          ------------------        ------------------
          Total liabilities                                                        4,091,564                 5,485,012
                                                                          ------------------        ------------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                           --                        --
    Excess shares, $.01 par value per share.
       Authorized and unissued 103,000,000 shares                                         --                        --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares, issued 1,362,720
       and 1,189,156 shares, respectively, outstanding 1,358,836
       and 1,185,840 shares, respectively                                             13,588                    11,858
    Capital in excess of par value                                                11,033,392                 9,547,784
    Accumulated distributions in excess of net earnings                             (508,633)                 (356,094)
                                                                          ------------------        ------------------
          Total stockholders' equity                                              10,538,347                 9,203,548
                                                                          ------------------        ------------------

                                                                               $  14,629,911             $  14,688,560
                                                                          ==================        ==================

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       Quarter
                                                                   Ended March 31,
                                                            2001                      2000
                                                        -----------               -----------

Revenues:
    Rental income from operating lease                    $ 344,940                    $   --
    FF&E reserve income                                       7,858                        --
    Interest and other income                                 3,564                    72,962
                                                       ------------              ------------
                                                            356,362                    72,962
                                                       ------------              ------------

Expenses:
    Interest                                                 66,738                        --
    General operating and administrative                     89,996                    98,140
    Asset management fees to related party                   20,773                        --
    Depreciation and amortization                           111,507                        --
                                                       ------------              ------------
                                                            289,014                    98,140
                                                       ------------              ------------

Net Earnings (Loss)                                        $ 67,348                 $ (25,178 )
                                                       ============              ============

Net Earnings (Loss) Per Share of Common
   Stock (Basic and Diluted)                               $   0.05                  $  (0.04 )
                                                       ============              ============

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and Diluted)           1,283,363                   601,758
                                                       ============              ============

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

          Quarter Ended March 31, 2001 and Year Ended December 31, 2000

                                                    Common stock
                                          -------------------------------                        Accumulated
                                                                                Capital in      distributions
                                               Number             Par           Excess of        in excess of
                                             of shares           value          par value        net earnings           Total
                                          ---------------    ------------    ---------------  -----------------   --------------


  Balance at December 31, 1999                    540,028         $ 5,400       $ 3,365,531        $   (78,794 )     $ 3,292,137

  Subscriptions received for common
    stock through public offering
    and distribution reinvestment plan            625,628            6,256         6,250,054                 --         6,256,310

  Subscriptions released from escrow               23,500              235           234,765                 --           235,000

  Retirement of common stock                       (3,316)             (33)          (30,475)                --           (30,508)

  Stock issuance costs                                 --               --        (1,027,216)                --        (1,027,216)

  Adjustment to previously accrued stock               --               --           755,125                 --           755,125
  issuance costs

  Net earnings                                         --               --                --            224,778           224,778

  Distributions declared and paid
    ($.5785 per share)                                 --               --                --           (502,078)         (502,078)
                                           --------------    -------------    --------------   ----------------   ---------------

  Balance at December 31, 2000                  1,185,840           11,858         9,547,784           (356,094)        9,203,548

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan                173,564            1,736         1,733,902                 --         1,735,638

  Retirement of common stock                         (568)              (6)           (5,220)                --            (5,226)

  Stock issuance costs                                 --               --          (243,074)                --          (243,074)

  Net earnings                                         --               --                --             67,348            67,348

  Distributions declared and paid
    ($.1749 per share)                                 --               --                --           (219,887)         (219,887)
                                           --------------    -------------    --------------   ----------------   ---------------

  Balance at March 31, 2001                     1,358,836         $ 13,588      $ 11,033,392        $  (508,633)      $10,538,347
                                           ==============    =============    ==============   ================   ===============






     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Quarter Ended
                                                                                        March 31,
                                                                                2001                2000
                                                                           ------------        ------------
Increase (Decrease) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                               $   235,380          $   10,409
                                                                          -------------       -------------

     Net Cash Used in Investing Activities:
       Payment of acquisition costs                                             (77,477)                 --
       Increase in restricted cash                                               (5,233)                 --
                                                                          -------------       -------------
            Net cash used in investing activities                               (82,710)                 --
                                                                          -------------       -------------

    Net Cash Provided by (Used in) Financing Activities:
       Reimbursement of offering and acquisition costs paid by
          related parties on behalf of the Company                              (17,325)                 --
       Repayment of borrowings on line of cred                               (1,455,000)                 --
       Subscriptions received from stockholders                               1,735,638           1,185,887
       Distributions to stockholders                                           (219,887)            (43,593)
       Payment of stock issuance costs                                         (170,207)            (84,032)
                                                                          -------------       -------------
            Net cash provided by (used in) financing
                activities                                                     (126,781)          1,058,262
                                                                          -------------       -------------

Net Increase in Cash and Cash Equivalents                                        25,889           1,068,671

Cash and Cash Equivalents at Beginning of Quarter                               177,884           4,744,222
                                                                          -------------       -------------

Cash and Cash Equivalents at End of Quarter                                 $   203,773          $5,812,893
                                                                          =============       =============

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Amounts incurred by the Company and paid by
          related parties on behalf of the Company and
          its subsidiaries were as follows:
            Acquisition costs                                               $    12,203          $   22,283
            Stock issuance costs                                                 69,640              18,641
                                                                          -------------       -------------

                                                                            $    81,843          $   40,924
                                                                          =============       =============










     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2001 and 2000


1.       Organization and Nature of Business:
         -----------------------------------

         CNL Retirement Properties, Inc. was organized pursuant to the laws of the state of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which was organized pursuant to the laws of the state of Delaware in December 1999. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partner, respectively, of CNL Retirement Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Retirement Properties, Inc., CNL Retirement Partners, LP, CNL Retirement GP Corp. and CNL Retirement LP Corp.

         The Company intends to use the proceeds from its public offerings after deducting offering expenses, primarily to acquire real estate properties ("Property" or "Properties") related to seniors' housing and retirement facilities located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") to operators in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets. The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10 percent of gross proceeds of the Company's offerings.

         The Company acquired its first Property, a Brighton Gardens(R) by Marriott(R), on April 20, 2000. The Property is located in Orland Park, Illinois. In connection with the purchase of the Property, the Company, as lessor, entered into a long-term, triple-net lease agreement.

2.       Basis of Presentation:
         ---------------------

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2001, may not be indicative of the results that may be expected for the year ending December 31, 2001. Amounts included in the financial statements as of December 31, 2000, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2000.

         The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries, CNL Retirement GP Corp. and CNL Retirement LP Corp., as well as the accounts of CNL Retirement Partners, LP. All significant intercompany balances and transactions have been eliminated.

         The Company follows Staff Accounting Bulletin No. 101 ("SAB 101") which provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 requires the Company to defer recognition of certain percentage rental income until certain thresholds are met.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 2001 and 2000


3.       Public Offerings:
         ----------------

         On September 18, 2000, the Company completed its offering of up to 15,500,000 shares of common stock ($155,000,000) (the "Initial Offering"), which included 500,000 shares ($5,000,000) available only to stockholders who elected to participate in the Company's distribution reinvestment plan. In addition, the Company registered up to 600,000 shares issuable upon the exercise of warrants granted to the managing dealer of the Initial Offering as Shares were sold. In connection with the Initial Offering, the Company received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the distribution reinvestment plan and issued approximately 35,776 warrants to the managing dealer of the Initial Offering (see Note 7).

         Immediately following the completion of the Initial Offering, the Company commenced an offering of up to 15,500,000 additional shares of common stock ($155,000,000) (the "2000 Offering"). Of the 15,500,000
         shares of common stock offered, up to 500,000 are available to stockholders purchasing shares through the distribution reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for the selling commissions and expenses in connection with the offering and (ii) to CNL Retirement Corp. (the "Advisor") for acquisition fees, are substantially the same as for the Company's Initial Offering. As of March 31, 2001, the Company had received total subscription proceeds from the Initial Offering, the 2000 Offering and the sale of warrants of $13,427,231 (1,342,720 shares), including $185,182 (18,518 shares) through the distribution reinvestment plan.

4.       Redemption of Shares:
         -------------------

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the quarter ended March 31, 2001, 568 shares of common stock were redeemed for $5,226 ($9.20 per share) and retired from shares outstanding of common stock.

5.       Stock Issuance Costs:
         -------------------

         The Company has incurred certain expenses in connection with its offerings, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. During the quarter ended March 31, 2001, the Company incurred $243,074 in organizational and offering costs, including $138,851 in commissions and marketing support and due diligence expense reimbursement fees (see Note 7). These amounts have been charged to stockholders' equity.

         Preliminary costs incurred prior to raising capital were advanced by the Advisor. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed 3 percent of the gross offering proceeds received from the sale of shares of the Company in connection with the offerings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 2001 and 2000


6.      Distributions:
        -------------

         For the quarter ended March 31, 2001, approximately 60 percent of the distributions paid to stockholders were considered ordinary income and approximately 40 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2001, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2001, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2001.

7.       Related Party Arrangements:
         -------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         CNL Securities  Corp. is entitled to receive  commissions  amounting to
         7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the quarter ended March 31, 2001, the Company incurred $130,173 of such fees, of which $121,495 has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the quarter ended March 31, 2001, the Company incurred $8,678 of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable by the Company beginning on December 31 of the year following the year in which the 2000 Offering is completed and every December 31 thereafter until the Company's shares are listed on a national securities exchange or over-the-counter market ("Listing"). The soliciting dealer servicing fee will be equal to 0.20 percent of the aggregate investment of stockholders who purchase shares in the 2000 Offering. CNL Securities Corp. in turn may pay all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of March 31, 2001, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of the leases of the Properties and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. The Advisor is also entitled to receive acquisition fees equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time Listing occurs. During the quarter ended March 31, 2001, the Company incurred $76,356 of such fees. These fees are capitalized to land, building and equipment upon purchase of the assets.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to an advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 2001 and 2000


7.       Related Party Arrangements - Continued:
         --------------------------------------

         consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Year ended March 31, 2001, did not exceed the Expense Cap. The Expense Cap was not applicable for the Expense Year ended March 31, 2000.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the quarter ended March 31, 2001, the Company incurred $20,773 of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings) on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarters ended March 31:

                                                                                       2001                  2000
                                                                                  --------------     ----------------

                Stock issuance costs                                                  $   34,583         $     27,103
                Land, building and equipment on operating lease and other assets             217                  945
                General operating and administrative expenses                             57,200               54,321
                                                                                  --------------     ----------------

                                                                                      $   92,000         $     82,369
                                                                                  ==============     ================

        Amounts due to related parties consisted of the following at:

                                                                                     March 31,         December 31,
                                                                                       2001                2000
                                                                                  --------------     ----------------

          Due to the Advisor and its affiliates:
            Expenditures incurred for offering expenses on behalf of
              the Company                                                           $  1,040,379         $    982,100
            Accounting and administrative services                                        22,042               32,964
            Acquisition fees and miscellaneous acquisition expenses                       31,719               96,526
                                                                                  --------------     ----------------
                                                                                       1,094,140            1,111,590
                                                                                  --------------     ----------------

          Due to CNL Securities Corp.:
            Commissions                                                                   7,434                5,819
            Marketing support and due diligence expense
              reimbursement fee                                                             499                  390
                                                                                 --------------     ----------------
                                                                                          7,933                6,209
                                                                                 --------------     ----------------

                                                                                   $  1,102,073        $   1,117,799
                                                                                 ==============     ================

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                     Quarters Ended March 31, 2001 and 2000


8.      Concentration of Credit Risk:
        ----------------------------

         All of the Company's rental income for the quarter ended March 31, 2001, was earned from one lessee, BG Orland Park, LLC, which operates the Property as a Brighton Gardens by Marriott.

         Although the Company intends to acquire additional Properties, including Properties located in various states and regions, and to carefully screen its tenants in order to reduce risks of default, failure of the lessee or the Marriott brand chain would significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the Company's initial and continuing due diligence procedures.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired in subsequent periods.

9.       Subsequent Events:
         ----------------

         During the period April 1, 2001 through May 9, 2001, the Company received subscription proceeds for an additional 75,436 shares ($754,359) of common stock. As of May 9, 2001, the Company had received total subscription proceeds of $14,381,561.

         On April 1, 2001 and May 1, 2001, the Company declared distributions totaling $79,220 and $82,421, respectively, or $0.0583 per share of common stock, payable in June 2001, to stockholders of record on April 1, 2001 and May 1, 2001, respectively.

                                   ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                  ------------------------------------------------
                  | THE TABLE I IN THIS ADDENDUM UPDATES AND | | REPLACES TABLE I IN APPENDIX C TO THE | | ATTACHED PROSPECTUS, DATED APRIL 17, 2001. |
                  ------------------------------------------------

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                            CNL American        CNL Income         CNL Income       CNL Hospitality
                                             Properties         Fund XVII,         Fund XVIII,        Properties,
                                             Fund, Inc.            Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                              (Note 1)                                                  (Note 2)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $425,072,637
                                           ================   ===============     ==============    =================

Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5 %
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --               Note 3

Date offering began                       4/19/95, 2/06/97             9/02/95            9/20/96        7/09/97 and
                                               and 3/02/98                                                   6/17/99

Length of offering (in months)               22, 13 and 9,                12                 17           23 and 15,
                                              respectively                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                    23, 16 and 11,                15                 17           29 and 16,
                                              respectively                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Hospitality Properties REIT commenced September 11, 1997, and upon completion of the Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
                  (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED




Note 2
   (Continued):   Registration  Statement on Form S-11 under the  Securities Act of 1933, as amended,  effective June 4, 1999, the  Hospitality
                  Properties  REIT  registered  for sale up to  $275,000,000  of shares  of  common  stock  (the  "1999  Offering").  The  1999
                  Offering  of  the   Hospitality   Properties   REIT  commenced
                  following the completion of the Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September
                  14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). As of December 31, 2000, the
                  Hospitality Properties REIT had received subscription proceeds of $67,570,406 (6,757,040 shares) from its 2000 Offering, including $702,339 (70,233 shares) issued pursuant to the reinvestment plan.

Note 3: During 1999, the Hospitality Properties REIT with Five Arrows Realty Securities II L.L.C. ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel properties. In order to fund the acquisition of the properties, Five Arrows invested approximately $48 million and the Hospitality Properties REIT invested approximately $38 million in Hotel
                  Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the properties. Hotel Investors' permanent financing was excluded from the table.

                                   ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                 ----------------------------------------------
                |                                              |
                | THE SUBSCRIPTION AGREEMENT IN THIS ADDENDUM | | UPDATES AND REPLACES APPENDIX D TO THE |
                |  ATTACHED PROSPECTUS, DATED APRIL 17, 2001.  |
                |                                              |
                 ----------------------------------------------

 ------------------------------------------------------------------------------

                                       CNL
                                   Retirement
                                Properties, Inc.

 ------------------------------------------------------------------------------



                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans
               (Minimum purchase may be higher in certain states)



===============================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                                 SOUTHTRUST BANK

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
===============================================================================

     Overnight Packages:                           Regular Mail Packages:
  Attn:  Investor Relations                       Attn:  Investor Relations
 CNL Center at City Commons                         Post Office Box 1033
   450 South Orange Avenue                      Orlando, Florida  32802-1033
   Orlando, Florida  32801

                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (866) 650-0650

CNL Retirement Properties, Inc.

1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)


2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st)_________________ |_| M |_| F  Date of Birth (MM/DD/YY) _____________

Name (2nd)_________________ |_| M |_| F  Date of Birth (MM/DD/YY) _____________

Address _______________________________________________________________________

City __________________________________ State ______________ Zip Code _________

Custodian Account No. _____________________ Daytime Phone # (_____)____________

|_| U.S. Citizen |_| Resident Alien |_| Foreign Resident  Country______________

|_| Check if Subscriber is a U.S. citizen residing outside the U.S.

Income Tax Filing State________________________

ALL SUBSCRIBERS:State of Residence of Subscriber/Plan Beneficiary (required)___

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number. Please also complete, sign and include Form W-9 when submitting this subscription.

    Taxpayer ID # _____ - _____________ Social Security #_____-_____-_____


3.____________ INVESTOR MAILING ADDRESS _______________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name __________________________________________________________________________

Address _______________________________________________________________________

City ____________________________ State ________________ Zip Code _____________

Daytime Phone # (______)_______________ E-Mail Address ________________________


4._______________DIRECT DEPOSIT ADDRESS________________________________________

For investors requesting direct deposit of distributions to another financial institution or mutual fund, please complete the attached Direct Deposit Authorization Form. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.


5._______________FORM OF OWNERSHIP_____________________________________________

(Select only one)                                          |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
|_| INDIVIDUAL - one signature required (1)                |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
|_| HUSBAND AND WIFE, AS COMMUNITY PROPERTY                |_| KEOGH (H.R.10) - trustee signature required (24)
    two signatures required (15)                           |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)        |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY - two signatures required (31) |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                     |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                      |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)                |_| CUSTODIAN UGMA-STATE of ________ - custodian signature required (16)
|_| ROTH IRA - custodian signature required (36)           |_| CUSTODIAN UTMA-STATE of ________ - custodian signature required (42)
|_| SEP - custodian signature required (38)                |_| ESTATE - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                      |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                  |_| IRREVOCABLE TRUST - trustee signature required (21)

                                                 CNL Retirement Properties, Inc.

6._______________SUBSCRIBER SIGNATURES_________________________________________
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X ___________________________  _______  X ___________________________  ________
  Signature of 1st Subscriber  Date       Signature of 2nd Subscriber  Date


7._______________BROKER/DEALER INFORMATION ____________________________________

Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Branch Mail Address ___________________________________________________________

City ____________ State _____ Zip Code ________ |_| Please check if new address

Phone # (____)_______________ Fax # (____) ________________ |_| Sold CNL before

Shipping Address ____________________ City________ State ____ Zip Code ________

E-mail Address __________________________________________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X  _______________________________________________________  _______  ____________________________________
   Principal, Branch Manager or Other Authorized Signature  Date     Print or Type Name of Person Signing

X  _______________________________________________________  _______  ____________________________________
   Registered Representative/Investment Advisor Signature   Date     Print or Type Name of Person Signing


 Make check payable to:  SOUTHTRUST BANK

 Please remit check and            For overnight delivery, please send to:
 subscription document to:                                                             For Office Use Only **

 CNL SECURITIES CORP.              CNL SECURITIES CORP.                       Sub. #__________________________
 Attn:  Investor Relations         Attn:  Investor Relations
 Post Office Box 1033              CNL Center at City Commons                 Admit Date______________________
 Orlando, FL  32802-1033           450 South Orange Avenue
 (866) 650-0650                    Orlando, FL  32801                         Amount__________________________
                                   (407) 650-1000
                                   (866) 650-0650                             Region__________________________

                                                                              RSVP#___________________________


                                                                                                    Rev. 3/01

NOTICE TO ALL INVESTORS:

  (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

  (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

  (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering - Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                        ELECTRONIC DELIVERY OF DOCUMENTS





         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http://
www.cnlgroup.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. The subscriber understands that this revocation may only relate to delivery of all documents relating to his or her investment in the Shares and not to any portion of such documents. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.


_______________________________  ______   _____________________________  ______
Signature of 1st Subscriber      Date     Signature of 2nd Subscriber    Date


         E-Mail Address:  _______________________________

                   DIRECT DEPOSIT FORM FOR CNL DISTRIBUTIONS


         ACS Securities Services, Inc. (hereafter referred to as "ACS") is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until "ACS" has notified me (us) that this deposit service has been terminated. In the event that "ACS" deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Registration Name:                      Taxpayer ID #/Social Security #:

________________________________          ________________________

________________________________        Telephone Number:

Sign exactly as your investment         (________)________________
is registered:

Signature(s): _________________

              _________________         Date: ____________________


You may wish to contact your financial institution to ensure they are a direct deposit participant and to verify the accuracy of the information requested.


NAME OF FINANCIAL INSTITUTION: ________________________________________________

MAILING ADDRESS: ______________________________________________________________

TRANSIT ROUTING #: ____________________________________________________________

TYPE OF ACCOUNT:   CHECKING ______________      SAVINGS  ______________________

BANK ACCOUNT #: _______________________________________________________________

DOES YOUR FINANCIAL INSTITUTION ACCEPT DIRECT DEPOSIT THROUGH ACH?
                        _________ YES   _________ NO


                    Please attach a voided check to this form